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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 18, 2000 relating to the financial statements of Level 8 Systems, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Changes In and Disagreements with Accountants" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP
                                          _____________________________________
McLean, Virginia

September 21, 2000